UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

Property Solutions Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-40087	85-3851769
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

654 Madison Avenue, Suite 1009 New York, New York	10065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 502-9845

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, and one-fourth of one Warrant to acquire one share of Class A common stock	PSAGU	Nasdaq Capital Market
Class A common stock, par value $0.0001 per share	PSAG	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	PSAGW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 28, 2021, Property Solutions Acquisition Corp. II (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) for continued listing because it had not timely filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The Rule requires listed companies to timely file all required periodic financial reports with the SEC.

As previously reported by the Company in its Form 12b-25 filed with the SEC on May 17, 2021, the Company reevaluated the accounting treatment of its public and private warrants (the “Warrants”) as equity following the issuance by the Staff of the SEC of the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Statement”). The SEC Statement provides guidance for all SPACs regarding the accounting and reporting for their warrants. The Company concluded that, based on the SEC Statement, its Warrants should be classified as liabilities measured at fair value, with non-cash fair value adjustments recorded in earnings at each reporting period. As a result of the foregoing, as well as the time and dedication of resources needed to prepare the Form 10-Q, the Company was unable, without unreasonable effort or expense, to file the Form 10-Q by the due date of May 17, 2021, as required by the Rule.

Under Nasdaq rules, the Company has 60 calendar days from the date of the Notice, or until July 26, 2021, to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-Q, or until November 22, 2021, to regain compliance. The Company is working diligently to complete and file the Form 10-Q as soon as reasonably practicable with the intention of regaining compliance.

The Notice has no immediate effect on the listing or trading of the Company’s securities. However, if the Company fails to timely regain compliance with the Rule, the Company’s securities will be subject to delisting from the Nasdaq Capital Market.

Item 8.01 Other Events.

On June 1, 2021, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Disclosures About Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K, which are not historical facts, are forward-looking statements. Such forward-looking statements speak only as of the date of this Current Report. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “expects,” “may,” “will,” “projects,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such forward-looking statements include, but are not limited to, any statements relating to the Company’s ability to timely regain compliance with the Rule and any other statements that are not statements of current or historical facts. These forward-looking statements are based on management’s current expectations. However, these statements involve a number of risk factors, uncertainties (some of which are beyond the Company’s control) and other assumptions including, but not limited to, those factors set forth under the heading “Risk Factors” in the Company’s final prospectus on Form 424B4, dated March 3, 2021, and filed with the SEC on March 5, 2021, and in subsequent reports filed by the Company with the SEC. Should one or more of these risk factors or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The risks described in the Company’s filings with the SEC, as amended from time to time, may not be exhaustive. Copies of the Company’s filings with the SEC are available on the SEC’s website, www.sec.gov. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated June 1, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2021

Property Solutions Acquisition Corp. II

By:	/s/ Jordan Vogel
Name:	Jordan Vogel
Title:	Co-Chief Executive Officer